Exhibit 99.1

Red Robin Gourmet Burgers Announces Approval for 2010 New Restaurant Development, and Appointment of Marcus “Marc” Zanner to its Board of Directors

Greenwood Village, Colo. — (BUSINESS WIRE) — June 3, 2009 —Red Robin Gourmet Burgers, Inc., (NASDAQ: RRGB), a casual dining restaurant chain focused on serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today announced the approval by its board of directors for new restaurant development during 2010, and announced the appointment of Marcus “Marc” Zanner to the Company’s board of directors effective June 3, 2009.

The Company’s board of directors has recently approved the development of 15 new company-owned Red Robin® restaurants in 2010.  While planned locations, timing of openings and other details related to new Red Robin restaurant development in 2010 are not available at this time, the Company will maintain broad flexibility and strong capital deployment discipline in any new restaurant development decisions.  The Company plans to continue funding new company-owned restaurant development in 2009 and 2010 with operating cash flow and use additional free cash flow to pay down debt and make opportunistic repurchases of the Company’s common stock.  As previously announced, in fiscal 2009 the Company plans to open 14 to 15 new company-owned restaurants, while franchisees are expected to open five to six new restaurants. Ten new company-owned Red Robin® restaurants and three new franchised restaurants have already opened so far in 2009.

The Company’s board of directors also appointed Marc Zanner to the Company’s board, which will expand the board from seven to eight members.  Mr. Zanner is the former president and majority owner of Great Western Dining, which operated more than 40 restaurants, including the 13 Red Robin® restaurants in Washington that were purchased by the Company in 2006.  He was associated with the institutional sales division of Merrill Lynch for 12 years and has been a member of the board of directors of Fortune Bank in Seattle, Wash., since September 2008. He has also served on the board of directors for the Washington Restaurant Association and the National Restaurant Association. Mr. Zanner graduated from the University of Washington in 1972 with a bachelor’s degree in business administration.

“On behalf of the entire board, I am delighted to welcome Marc Zanner to the board of directors of Red Robin,” said Dennis Mullen, Red Robin Gourmet Burgers, Inc. chairman and chief executive officer. “With his extensive restaurant and financial services experience, his strong leadership background and deep understanding of the Red Robin brand and culture, Marc will be an extremely valuable addition to our board.”

About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., serves up wholesome, fun, feel-good experiences in a kid- and family-friendly environment.  Red Robin® restaurants are famous for serving more than two dozen insanely delicious, high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages.  There are more than 425 Red Robin® restaurants located across the United States and Canada, including corporate-owned locations and those operating under franchise agreements.

Forward-Looking Statements:

Certain information and statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the

Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “assumptions,” “believes,” “continue,” “expects,” “anticipates,” “guidance,” “plan,” “potential,” “projected,” “will” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the downturn in general economic conditions including severe volatility in financial markets and decreasing consumer confidence, resulting in changes in consumer preferences, or consumer discretionary spending; changes in availability of capital or credit facility borrowings to us and to our franchisees; the adequacy of cash flows generated by our business to fund operations and growth opportunities; our ability to achieve and manage our planned expansion, including both in new markets and existing markets; changes in the cost and availability of building materials and restaurant supplies; changes in labor and energy costs and changes in the ability of our vendors to meet our supply requirements; labor shortages, particularly in new markets; the ability of our franchisees to open and manage new restaurants; the effect of increased competition in the casual dining market and discounting by competitors; health concerns about our food products and food preparation; our ability to protect our intellectual property and  proprietary information; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; our franchisees’ adherence to our practices, policies and procedures;  and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

For further information contact:

Don Duffy/Raphael Gross of ICR

203-682-8200